Exhibit 99.1

Joshua A. Sussberg, P.C. (admitted pro hac vice)		Michael A. Condyles (VA 27807)
Emily E. Geier (admitted pro hac vice)		Peter J. Barrett (VA 46179)
AnnElyse Scarlett Gains (admitted pro hac vice)		Jeremy S. Williams (VA 77469)
KIRKLAND & ELLIS LLP		Brian H. Richardson (VA 92477)
KIRKLAND & ELLIS INTERNATIONAL LLP		KUTAK ROCK LLP
601 Lexington Avenue		901 East Byrd Street, Suite 1000
New York, New York 10022		Richmond, Virginia 23219-4071
Telephone:	(212) 446-4800	Telephone:	(804) 644-1700
Facsimile:	(212) 446-4900	Facsimile:	(804) 783-6192
-and-
Joshua M. Altman (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200
Co-Counsel to the Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

)
In re:	)	Chapter 11
)
PIER 1 IMPORTS, INC., et al.,[1]	)	Case No. 20-30805 (KRH)
)
Debtors.	)	(Jointly Administered)
)
)

NOTICE OF (I) ENTRY OF THE ORDER

CONFIRMING THE AMENDED JOINT CHAPTER 11

PLAN OF PIER 1 IMPORTS, INC. AND ITS DEBTOR AFFILIATES AND

(II) OCCURRENCE OF EFFECTIVE DATE AS TO PIER 1 IMPORTS, INC.

PLEASE TAKE NOTICE that on July 30, 2020, the Honorable Kevin R. Huennekens, United States Bankruptcy Judge for the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), entered the Order (I) Confirming the Amended Joint

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are set forth in the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 76].  The location of the Debtors’ service address is PO Box 961020, Fort Worth, TX 76161-0020.  Or, for delivery by Airborne, Federal Express & other Courier Services: 685 John B. Sias Memorial Parkway Suite 255, Fort Worth, TX 76134.

Chapter 11 Plan of Pier 1 Imports, Inc. and Its Debtor Affiliates [Docket No. 967] (the “Confirmation Order”) confirming the Plan.2

PLEASE TAKE FURTHER NOTICE that the Effective Date, as defined in the Plan, occurred on October 9, 2020.

PLEASE TAKE FURTHER NOTICE that copies of the Plan and Confirmation Order, as well as all related exhibits, are available:  (a) upon request to Epiq (the notice and claims agent retained in these chapter 11 cases) by calling (866) 977-0883 (toll free) or, for international callers, (503) 520-4412; (b) by visiting the website maintained in these chapter 11 cases at https://dm.epiq11.com/case/pier1/; or (c) for a fee via PACER by visiting http://www.vaeb.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article X of the Plan.

PLEASE TAKE FURTHER NOTICE that, except as otherwise provided by the Confirmation Order, the Plan, or a Final Order of the Court, the deadline for filing requests for payment of Administrative Claims other than for Professional Fee Claims, DIP Claims, and claims arising under section 503(b)(9) of the Bankruptcy Code, for which bar dates were established in the Prepetition Claims Bar Date Order, is the later of the date that is thirty (30) days following: (i) the Effective Date or (ii) the effective date of the rejection or assumption of an Executory Contract or Unexpired Lease, except as specifically set forth in the Plan or the Administrative Claims Bar Date Order or otherwise ordered by the Bankruptcy Court.  Holders of Administrative Claims that are required to, but do not timely request payment on account of Administrative Claims as set forth in the Administrative Claims Bar Date Order or by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Wind-Down Debtors or their property, and such Administrative Claims shall be deemed satisfied, settled, and released as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of Professional Fee Claims shall be no later than 45 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding upon the Debtors and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

[2]

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Amended Joint Chapter 11 Plan of Pier 1 Imports, Inc. attached to the Confirmation Order as Exhibit A (as modified, amended, and including all supplements, the “Plan”).

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Richmond, Virginia
Dated: October 9, 2020
/s/ Jeremy Williams
KUTAK ROCK LLP		KIRKLAND & ELLIS LLP
Michael A. Condyles (VA 27807)		KIRKLAND & ELLIS INTERNATIONAL LLP
Peter J. Barrett (VA 46179)		Joshua A. Sussberg, P.C. (admitted pro hac vice)
Jeremy S. Williams (VA 77469)		Emily E. Geier (admitted pro hac vice)
Brian H. Richardson (VA 92477)		AnnElyse Scarlett Gains (admitted pro hac vice)
901 East Byrd Street, Suite 1000		601 Lexington Avenue
Richmond, Virginia 23219-4071		New York, New York 10022
Telephone:	(804) 644-1700	Telephone:	(212) 446-4800
Facsimile:	(804) 783-6192	Facsimile:	(212) 446-4900
Email:	Michael.Condyles@KutakRock.com	Email:	joshua.sussberg@kirkland.com
	Peter.Barrett@KutakRock.com		emily.geier@kirkland.com
	Jeremy.Williams@KutakRock.com		annelyse.gains@kirkland.com
Brian.Richardson@KutakRock.com
-and-
Co-Counsel to the Debtors
and Debtors in Possession		Joshua M. Altman (admitted pro hac vice)
300 North LaSalle Street
Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	josh.altman@kirkland.com
Co-Counsel to the Debtors and Debtors in Possession